EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Company Contact:

G. Darcy Klug, Chairman and CFO

(337) 269-5933

darcy.klug@redhawkholdingscorp.com

Philip C. Spizale, CEO

(337) 269-5933

philip.spizale@redhawkholdingscorp.com

Investor Relations:

Stephanie Prince, Managing Director

PCG Advisory

(646) 762-4518

sprince@pcgadvisory.com

Media Contact:

Valerie Allen

Valerie Allen Public Relations

(310) 382-7800

valerie@valerieallenpr.com

REDHAWK ANNOUNCES THIRD QUARTER FY 2020 RESULTS

Q3 Year-Over-Year Quarterly Gross Revenues Increase 77%,

Net Revenues Double

Projected Fourth Quarter Revenues on Record Pace

LAFAYETTE, LOUISIANA – June 29, 2020 - RedHawk Holdings Corp. (OTC: SNDD) (“RedHawk” or the “Company”) a diversified holding company engaged in sales and distribution of medical devices, announced today financial results for the three month period of fiscal year 2020, ended March 31, 2020.

For the third quarter of fiscal year 2020, gross revenues of $201,533 ($148,674 after introductory customer discounts) represented an increase of 77% year-over-year compared to the third quarter ended March 31, 2019. For the third quarter of fiscal year 2020, net loss from operations was $214,446, primarily due to expenses including approximately $53,000 for introductory customer discounts, approximately $40,000 of non-cash marketing consulting fees, approximately $20,000 in non-recurring website and mass communication development costs, approximately $20,000 of non-recurring quality control system development costs and approximately $30,000 of non-recurring engineering and legal costs associated with the redesign on the Company’s SANDD Pro™ needle incineration device. Excluding introductory customer discounts, gross profit margins from the sale of medical devices during the fiscal third quarter remained strong at approximately 80%. RedHawk expects the introductory customer discounts to become less significant going forward as market awareness of its products increases.

For the comparable three month period ended March 31, 2019, RedHawk reported a net loss from operations of $134,203 on gross revenues of $113,551 ($73,556 after introductory customer discounts).

Commenting on the third quarter results, Philip C. Spizale, RedHawk’s Chief Executive Officer, said, “We believe the quarter ended March 31, 2020 positions RedHawk to continue advancing the execution of the Company’s business model. In fact, quarterly revenues for the fiscal fourth quarter ending June 30, 2020 are projected to approach record levels with a more diverse mix of medical device sales, including our newly offered line of Personal Protection Equipment. We expect revenue growth to continue as we build product awareness through increased marketing and promotional activities. As we previously announced, we look forward to Sheriff Bud Torres joining RedHawk and assisting us in developing environmentally safe product kits and critical response packages designed specifically for first responders and law enforcement agencies.”

“Current market conditions for medical products and medical devices have created business opportunities for us to capitalize upon while facing related challenges for us to overcome. With this anticipated increase in business activity, we have also gained access to a more efficient supply chain of high-quality domestic and international manufacturers and suppliers for our various lines of products. These collaborative relationships support timely deliveries in our effort to meet current market demands for medical products and medical devices as we also develop specific product bundles to assist in the environmentally safe re-opening of schools, restaurants, hospitality venues and healthcare facilities,” concluded Mr. Spizale

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About RedHawk Holdings Corp.

RedHawk Holdings Corp., formerly Independence Energy Corp., is a diversified holding company which, through its subsidiaries, is engaged in the sales and distribution of medical devices, sales of branded generic pharmaceutical drugs, commercial real estate investment and leasing, sales of point of entry full-body security systems, and specialized financial services. Through its medical products business unit, the Company sells the Sharps and Needle Destruction Device (SANDD™), WoundClot Surgical - Advanced Bleeding Control, and the Carotid Artery Digital Non-Contact Thermometer. Through our United Kingdom based subsidiary, we manufacture and market branded generic pharmaceuticals. RedHawk Energy holds the exclusive U.S. manufacturing and distribution rights for the Centri Controlled Entry System, a unique, closed cabinet, nominal dose transmission full-body x-ray scanner. For more information, please visit: http://www.redhawkholdingscorp.com

Cautionary Statement Regarding Forward-Looking Statements

This release may contain forward-looking statements. Forward-looking statements are all statements other than statements of historical fact. Statements contained in this release that are not historical facts may be deemed to be forward-looking statements. The words “anticipate,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties. In evaluating forward-looking statements, you should consider the various factors which may cause actual results to differ materially from any forward-looking statements including those listed in the “Risk Factors” section of our latest 10-K report. Further, the Company may make changes to its business plans that could or will affect its results. Investors are cautioned that the Company will undertake no obligation to update any forward-looking statements.